AGREEMENT



               WHEREAS, each of the persons listed on the signature pages hereof (other than UP Leasing Corporation and Chicago and North Western Acquisition Corporation (collectively, the "WRPI Parties")) is a party to, or bound by the provisions of, the Second Amended and Restated Stockholders Agreement dated as of March 30, 1992, as amended by the Letter Agreement dated
          October 1, 1992 (as so amended, the "Stockholders Agreement") by and among Blackstone Capital Partners L.P. ("Blackstone"), Blackstone Family Investment Partnership II L.P. ("BFIP"), Blackstone Advisory Directors Partnership L.P. ("BADP"), Chemical Investments, Inc. ("Chemical"), The Prudential Insurance Company of America ("Prudential"), DLJ Capital Corporation ("DLJCC"), Donaldson, Lufkin & Jenrette Securities Corporation, as custodian ("DLJSC"), Union Pacific Corporation ("Union Pacific"), UP Rail, Inc. ("UP"), Robert Schmiege, Jerome W. Conlon, James P. Daley, Mary K. Daley, Robert A. Jahnke, Arthur W. Peters, and Thomas A. Tingleff (such individuals being referred to herein, collectively, as the "Management Purchasers"), CNW Corporation, Chicago and North Western Transportation Company and Chicago and North Western Holdings Corp. ("Holdings").

                    WHEREAS, DLJCC is the record and beneficial owner of 1,575,430 shares of common stock, par value $.01 per share ("Common Stock") of Holdings and DLJSC (collectively, the "DLJ Group") is the record owner of 540,701 shares of Common Stock of Holdings (collectively, the "DLJ Shares"), in each case constituting Voting Stock for purposes of, and as defined in, the Stockholders Agreement.

                    WHEREAS, Blackstone, BFIP, BADP, Chemical and Prudential (collectively, the "Blackstone Group") are the record owners of an aggregate of 12,031,690 shares of Common Stock of Holdings (the "Blackstone Shares") constituting Voting Stock for purposes of, and as defined in, the Stockholders Agreement.

                    WHEREAS, the Blackstone Group and the DLJ Group have requested the Company to effect the registration (the "Registration") under the Securities Act of 1933 of 11,558,673 of the Blackstone Shares (the "Blackstone Secondary Shares") and 2,034,102 of the DLJ Shares (the "DLJ Secondary Shares" and, collectively with the Blackstone Secondary Shares, the "Secondary Shares") to permit a public offering of such shares (the "Offering").

                    WHEREAS, the Blackstone Group and the DLJ Group are selling to UP and UP is buying, on a pro rata basis, 500,000 of the Blackstone Shares and the DLJ Shares (resulting in 425,200 shares allocated to the Blackstone Group and 74,800 shares allocated to the DLJ Group) (the "UP Shares") on the closing date of the Offering (the "Closing Date") at a price per share (the "UP Purchase Price") equal to the public offering price per share of the Secondary Shares (the "UP Purchase").



                                                                          2



                    NOW, THEREFORE, the parties hereto agree as follows:

                    1. (a) Each of the undersigned (other than the WRPI Parties) hereby consents to the Offering and the sale of the Secondary Shares pursuant thereto and agrees that the Registration shall be deemed to constitute a registration of Registrable Securities requested by Blackstone and DLJ pursuant to Section 2 of the Registration Rights Agreement dated as of July 14, 1989 and amended as of July 24, 1989 and March 30, 1992 and as further amended by the Letter Agreement dated October 1, 1992 (as so amended, the "Registration Rights Agreement") by and among Holdings, Blackstone, BFIP, BADP, Chemical, Prudential, DLJCC, UP, Union Pacific and the Management Purchasers. Each of the undersigned which is a Holder under the Registration Rights Agreement, other than the Blackstone Group and the DLJ Group, hereby waives any and all rights that it may have under the Registration Rights Agreement with respect to the Registration and the Offering.

                    (b) Each of the undersigned (other than the WRPI Parties) hereby agrees and confirms that (i) the Management Purchasers shall not be bound by the restriction on public sale of Common Stock of Holdings by Holders set forth in Section 4(a) of the Registration Rights Agreement to the extent such restriction would apply in connection with the Offering,
          (ii) upon completion of the Offering, each Management Purchaser shall be permitted to transfer shares of Common Stock of Holdings held by such Management Purchaser without any restriction under the Stockholders Agreement or any subscription agreement between such Management Purchaser and the Company relating to the Common Stock, or otherwise, subject only to any applicable restrictions under Rule 144 under the Securities Act and (iii) upon completion of the Offering, each of the persons in the Blackstone Group and the DLJ Group shall relinquish their respective rights and shall be released from their respective obligations under the Stockholders Agreement and the subscription agreements dated as of July 14, 1989 between Blackstone and DLJCC, respectively, and the Company relating to the Common Stock, subject only to any applicable restrictions under Rule 144 under the Securities Act.

                    (c) Subject to the closing of the sale of the Secondary Shares in the Offering, the Blackstone Group and the DLJ Group agree to sell to UP and UP agrees to purchase, on a pro rata basis, on the Closing Date, the UP Shares at a purchase price per UP Share equal to the UP Purchase Price. On or prior to the Closing Date, the Blackstone Group and the DLJ Group will deliver the UP Shares to Holdings. At such closing, Holdings will issue to UP, in lieu of the UP Shares, 500,000 newly issued shares of Non-Voting Common Stock. Each of the undersigned hereby consents to the sale of the UP Shares and issuance of NonVoting Common Stock in the UP Purchase.

                    (d) Each of the undersigned (other than the WRPI Parties) further waives any and all rights that it may have



                                                                          3



          under, and hereby releases each of Holdings, DLJCC, DLJSC, Blackstone, BFIP, BADP, Chemical, Prudential, UP, Union Pacific and the Management Purchasers from any and all of their respective obligations under, the Stockholders Agreement with respect to the Offering and the UP Purchase and the sales of shares of Voting Stock and Non-Voting Common Stock transferred pursuant thereto, including, without limitation, UP's waiver of its right under Section 2(h) of the Stockholders Agreement to request an amendment of the Corporation's Certificate of Incorporation.

                    2.   Each of the undersigned which is subject to
          Section 3 of the Stockholders Agreement agrees that the UP Purchase is deemed to comply with the terms, conditions and restrictions on transfer contained in the Blackstone Subscription Agreement and the DLJCC Subscription Agreement (as such terms are defined in the Stockholders Agreement). Holdings and UP further acknowledge that the UP Purchase constitutes an acquisition pursuant to the exercise of UP's right of first refusal pursuant to the Stockholders Agreement solely for purposes of Section 7.4 of the Exchange Agreement dated March 30, 1992 (the "Exchange Agreement") between Holdings and UP. Holdings and UP hereby amend
          Section 7.4 of the Exchange Agreement to change the percentage "30%" contained therein to "33%".

                    3. Upon consummation of the UP Purchase, the parties hereto acknowledge that (i) the Non-Voting Common Stock acquired by UP upon conversion of the UP Shares and the shares of Common Stock into which such Non-Voting Common Stock is convertible shall continue to constitute Voting Stock for purposes of the Stockholders Agreement and Registrable Securities as defined in the Registration Rights Agreement and (ii) the certificates for the shares of Non-Voting Common Stock issued to UP shall contain the legends referred to in Section 6 of the Stockholders Agreement, Section 7 of the Registration Rights Agreement and
          Section 5.3 of the Exchange Agreement. Each of the undersigned agrees that the obligations with respect to cooperation on Interstate Commerce Commission (the "ICC") matters set forth in
          Section 9 of the Stockholders Agreement shall apply to the 12,835,304 shares of Non-Voting Common Stock beneficially owned by UP (assuming consummation of the UP Purchase) and the shares of Common Stock into which such shares of Non-Voting Common Stock are convertible.

                    4. UP represents that it is acquiring the UP Shares with the same investment intention set forth in Section 5.2 of the Exchange Agreement.

                    5. (a) From and after the Closing Date, Holdings agrees to use its best efforts to cause Drew Lewis and L. White Matthews, III (such individuals and their respective successors as nominees of UP to the Board of Directors of the Company being referred to herein, together, as the "Additional UP Nominees" and collectively with the UP Nominee (as defined in the Stockholders



                                                                          4



          Agreement), as the "UP Nominees") to be appointed to Holdings' Board of Directors as members of the class of Directors serving for a term ending on the date of the Annual Meeting to be held in 1995, such appointment to become effective upon the later to occur of (the "Effective Time") (i) the effectiveness of the resignations of Messrs. Peterson and Schwarzman as Directors and
          (ii) the obtaining of any approval, exemption or declaratory order of the ICC necessary for the election of Drew Lewis and
          L. White Matthews, III to become effective, as specified in a resolution (the "Resolution") adopted by the Board of Directors on June 16, 1993, a copy of which is attached hereto as Exhibit
          A. To the extent necessary to ensure that there will at all times be three nominees of UP on the Holdings' Board of Directors (and, if Holdings shall continue to have a staggered Board of Directors, one such nominee shall serve in Class I and two nominees shall serve in Class III), after the Effective Time, or if the Additional UP Nominees shall fail to take office prior to the time that the Resolution shall cease to have effect by the terms thereof, upon the request of UP (which in the case of an annual meeting shall be given at least 30 days prior to the Company's mailing of proxy materials for such meeting), Holdings will use its best efforts to (i) if a vacancy or vacancies shall then exist on the Board of Directors in any class, have each such vacancy or vacancies filled by a UP Nominee, (ii) if no vacancies or insufficient vacancies shall exist, to expand the Board of Directors by one or two members, as the case may be, and have each such duly created vacancy or vacancies filled by a UP Nominee and (iii) nominate and solicit proxies for the election as Directors at each annual meeting of stockholders of Holdings (or, if applicable, at any special meeting of stockholders or in any written consent executed in lieu of such a meeting of stockholders, provided that Holdings shall not be required to schedule a special meeting of stockholders or request such a written consent at UP's request), recommend to the stockholders of Holdings that they elect, and otherwise cause the election of, such nominees of UP. The qualification for nomination of any of the UP Nominees shall be subject to reasonable determination by the Board of Directors. During the period in which UP has the right to nominate three persons to the Board of Directors, Holdings shall use its best efforts to ensure that the Board of Directors consists of nine Directors; provided that if it is necessary to increase the size of the Board of Directors in order to elect the Additional UP Nominees, the Board of Directors may be expanded to the extent necessary until the election of Directors at Holdings' next annual meeting.

                    (b) From and after the Closing Date, in addition to their obligations relating to the UP Nominee, the Management
          Purchasers shall vote their shares of any voting stock of Holdings (including any shares of voting stock hereafter acquired), at any regular or special meeting of the stockholders of Holdings called for the purpose of filling positions on the Board of Directors of Holdings, or, to the extent permitted by the Charter Documents (as defined in the Stockholders Agreement),



                                                                          5



          in any written consent executed in lieu of such a meeting of stockholders, and the Management Purchasers shall vote and otherwise use their best efforts to ensure that the Board of Directors of Holdings includes three nominees of UP. During the period set forth in Section 2(c) of the Stockholders Agreement, the Management Purchasers shall use their best efforts to ensure that the Board of Directors consists of no more than nine Directors; provided that if it is necessary to increase the size of the Board of Directors after December 31, 1994 in order to elect the Additional UP Nominees, the Board of Directors may be expanded to the extent necessary until the election of Directors at Holdings' next annual meeting. The obligations of a Management Purchaser under this Section 5(b) shall terminate if such Management Purchaser ceases to be an employee of Holdings or, in the case of Mary K. Daley, if James P. Daley ceases to be an employee of Holdings. The provisions of this Section 5(b) shall not impose any (i) restriction on the ability of any Management Purchaser to sell such Management Purchaser's shares of Common Stock or (ii) requirement that any Management Purchaser make any expenditure of money in the exercise of such best efforts.

                    (c) If one of the nominees of UP serving as a Director should resign or die while serving as a Director of Holdings, or, in the case of any of the Additional UP Nominees, such person shall die or decline to serve as a Director prior to the Effective Time, UP shall be entitled to nominate a successor nominee. Holdings shall use its best efforts to cause such nominee to be nominated and elected as a Director of Holdings within 10 days after UP gives written notice to the Board of Directors of Holdings that UP has designated such successor nominee, or, in the case of a successor to an Additional UP Nominee, at the Effective Time.

                    (d) The parties hereto acknowledge and agree that in the event of any breach of the obligations contained in this
          Section 5, UP would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that Holdings and the Management Purchasers shall and do waive the defense in any action for specific performance that a remedy at law would be adequate and that UP, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance in any action instituted in a Federal Court of the United States of America sitting in New York City, or in the event said court shall not have jurisdiction for such action, in any court of the United States or any state thereof having subject matter jurisdiction for such action.

                    (e)  The provisions of this Section 5 shall terminate
          (i) with respect to both Additional UP Nominees, if UP and its affiliates cease to own at least 20% of the capital stock of Holdings of any class or classes, the holders of which are entitled to vote generally in the election of the members of the Holdings' Board of Directors and any securities of Holdings presently convertible into, or exercisable or exchangeable for,



                                                                          6



          any such capital stock of Holdings including, but not limited to the Common Stock and Non-Voting Common Stock of Holdings (whether or not such Non-Voting Common Stock is presently convertible) (collectively, "Voting Stock"), and (ii) with respect to one of the Additional UP Nominees, if UP and its affiliates cease to own at least 25%, but continue to own at least 20% of Holdings' Voting Stock.

                    6. The parties to the agreement dated December 20, 1990, among the WRPI Parties, Blackstone, UP, Union Pacific, CNW Corporation, Chicago and North Western Transportation Company and Holdings, hereby agree that such agreement shall be terminated and shall have no further force or effect upon the closing of the Offering and the UP Purchase.

                    7.   Holdings represents and warrants that:

                    (a) Holdings is a corporation duly organized, validly existing and in good standing under the laws of state of Delaware. Holdings has all requisite power and authority to own, operate and lease its properties and to carry on its business as currently conducted, and is qualified or licensed to do business and in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except to the extent that the failure to be so qualified or licensed or in good standing would not have a material adverse effect on Holdings or a material impact on UP's investment in the UP Shares.

                    (b) Holdings has all requisite corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the performance by Holdings of its obligations hereunder have been duly authorized, and no other corporate proceeding on the part of Holdings or its stockholders is required. This Agreement has been duly executed and delivered by Holdings and assuming the due authorization, execution and delivery hereof by the other parties hereto, is a valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms.

                    (c) The execution and delivery of this Agreement by Holdings, the performance by Holdings of its obligations hereunder and the consummation of the transactions to be performed by Holdings contemplated by this agreement will not (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-Laws of Holdings or any of its subsidiaries, (ii) conflict with, or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration under, any of the terms or conditions of any



                                                                          7



               note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Holdings or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) violate any statute or law, or any rule, regulation, writ, injunction, judgment, order or decree of any court, administrative agency or governmental authority binding on Holdings or any of its subsidiaries, or any of their respective properties or assets (provided that no representation or warranty is made as to any required ICC action), excluding from the foregoing clauses (ii) and
               (iii), conflicts, violations, breaches and defaults which, individually and in the aggregate, would not have a material adverse effect on Holdings or a material impact on UP's investment in the UP Shares.

                    (d) The UP Shares (and the Non-Voting Common Stock into which the UP Shares will be converted) have been duly authorized by Holdings and (assuming, in the case of such Non-Voting Common Stock, such conversion of the UP Shares) have been duly and validly issued, and are fully paid and nonassessable and UP will acquire valid and marketable title thereto, free and clear of any lien, claim, charge, equity or encumbrance of any kind (assuming, if applicable, that UP has not created any lien, claim, charge, equity or encumbrance of any kind on such shares). The shares of Common stock issuable upon conversion of the 500,000 shares of Non-Voting Common Stock have been duly authorized and, when issued upon conversion of the 500,000 shares of Non-Voting Common Stock, will be validly issued, fully paid and nonassessable, and UP will acquire valid and marketable title thereto, free and clear of any lien, claim, charge, equity or encumbrance of any kind (assuming, if applicable, that UP has not created any lien, claim, charge, equity or encumbrance of any kind on such shares). The shares of Common Stock issuable upon conversion of such 500,000 shares of Non-Voting Common Stock have been, and at all times prior to the conversion of the Shares will be, duly reserved for issuance upon such conversion.

                    8. This Agreement shall terminate and shall have no further force or effect and all consents and waivers hereunder shall be void if the Closing Date shall not have occurred on or before December 31, 1993.

                    9. For purposes of this Agreement, the consents, waivers and agreements by each of the undersigned hereunder shall constitute consents, waivers and agreements by each of the Permitted Transferees (as defined in the Stockholders Agreement) of such undersigned who represent that such consents, waivers and agreements are binding on its Permitted Transferees.



                                                                          8



                    10. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.



                                                                          9



                    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of June 21, 1993.


                                        CHICAGO AND NORTH WESTERN
                                          HOLDINGS CORP.


                                        By: /s/ Robert Schmiege
                                           Name:  Robert Schmiege
                                           Title: Chairman, President
                                                  and CEO


                                        BLACKSTONE CAPITAL PARTNERS, L.P.

                                        By:  BLACKSTONE MANAGEMENT
                                               ASSOCIATES L.P.


                                        By: /s/ David A. Stockman
                                           General Partner


                                        BLACKSTONE FAMILY INVESTMENT
                                          PARTNERSHIP II L.P.

                                        By:  BLACKSTONE MANAGEMENT
                                               ASSOCIATES L.P.


                                        By: /s/ David A. Stockman
                                           General Partner


                                        BLACKSTONE ADVISORY DIRECTORS
                                          PARTNERSHIP L.P.

                                        By:  BLACKSTONE MANAGEMENT
                                               ASSOCIATES L.P.


                                        By: /s/ David A. Stockman
                                           General Partner


                                        CHEMICAL INVESTMENTS, INC.


                                        By: /s/ Arnold L. Chavkin
                                           Name:  Arnold L. Chavkin
                                           Title: President



                                                                         10



                                        THE PRUDENTIAL INSURANCE COMPANY
                                          OF AMERICA


                                        By: /s/ Richard A. Hubbard
                                           Name:  Richard A. Hubbard
                                           Title: Vice President


                                        DLJ CAPITAL CORPORATION


                                        By: /s/ J. Brian Mullen
                                           Name:  J. Brian Mullen
                                           Title: Vice President


                                        DONALDSON, LUFKIN & JENRETTE
                                          SECURITIES CORPORATION


                                        By: /s/ J. Brian Mullen
                                           Name:  J. Brian Mullen
                                           Title: Managing Director


                                        UNION PACIFIC CORPORATION


                                        By: /s/ John E. Dowling
                                           Name:  John E. Dowling
                                           Title: Vice President -
                                                  Corporate Development


                                        UP RAIL, INC.


                                        By: /s/ John E. Dowling
                                           Name:  John E. Dowling
                                           Title: Vice President


                                        CNW CORPORATION


                                        By: /s/ Robert Schmiege
                                           Name:  Robert Schmiege
                                           Title: Chairman, President
                                                  and CEO



                                                                         11



                                        CHICAGO and NORTH WESTERN
                                          TRANSPORTATION COMPANY


                                        By: /s/ Robert Schmiege
                                           Name:  Robert Schmiege
                                           Title: Chairman, President
                                                  and CEO


                                        /s/ Robert Schmiege
                                        Robert Schmiege


                                        /s/ Jerome W. Conlon
                                        Jerome W. Conlon


                                        /s/ James P. Daley
                                        James P. Daley


                                        /s/ Mary K. Daley
                                        Mary K. Daley


                                        /s/ Robert A. Jahnke
                                        Robert A. Jahnke


                                        /s/ Arthur W. Peters
                                        Arthur W. Peters


                                        /s/ Thomas A. Tingleff
                                        Thomas A. Tingleff


                                        CHICAGO AND NORTH WESTERN
                                          ACQUISITION CORP.


                                        By: /s/ Robert Schmiege
                                           Name:  Robert Schmiege
                                           Title: Chairman, President
                                                  and CEO


                                        UP LEASING CORPORATION


                                        By: /s/ Carl W. von Bernuth
                                           Name:  Carl W. von Bernuth
                                           Title: Vice President - Law





                                                                  EXHIBIT A




                    RESOLVED, that Drew Lewis and L. White Matthews, III are hereby elected to serve as directors of the Corporation in Class III, which Class shall serve for a term ending on the date of the annual meeting in 1995; provided, however, that the election of such persons shall be effective upon the later to occur of (i) the effectiveness of the resignations of Messrs. Peterson and Schwarzman as directors and (ii) the obtaining of any approval, exemption or declaratory order of the Interstate Commerce Commission (the "ICC") necessary for the election of Drew Lewis and L. White Matthews, III to become effective ("ICC Approval"); and further

                    RESOLVED, that the foregoing resolution shall be of no further effect in the event that ICC Approval shall not have been obtained by the earlier to occur of (i) December 31, 1994, or
          (ii) the date of the Corporation's receipt of written notice given pursuant to the Corporation's By-laws by any stockholder of record entitled to vote generally in the election of Directors (other than any stockholder that is a party to the Stockholders Agreement) indicating such stockholder's intention to nominate one or more persons for election as Directors at the annual meeting of stockholders of the Corporation to be held in 1994; and further

                    RESOLVED, that in the event that, prior to the date that ICC Approval is obtained, (i) UP Rail, Inc. ("UP") and its affiliates cease to own at least 20% of the capital stock of the Corporation of any class or classes, the holders of which are entitled to vote in the election of the members of the Corporation's Board of Directors and any securities of the Corporation presently convertible into, or exercisable or exchangeable for, any such capital stock of the Corporation, including, but not limited to the Common Stock and Non-Voting Common Stock of the Corporation (whether or not such Non-Voting Stock is presently convertible) (collectively, "Voting Stock"), the Board of Directors may elect substitute directors to fill such vacancies in lieu of Drew Lewis and L. White Matthews, III or (ii) UP and its affiliates cease to own at least 25%, but continue to own at least 20%, of the Voting Stock of the Corporation, the Board of Directors may elect a substitute director to fill the vacancy in lieu of either Drew Lewis or
          L. White Matthews, III, as UP shall elect.